State of Missouri
John R. Ashcroft, Secretary of State
Corporations Division
PO Box 778 / 600 W. Main St., Rm. 322
Jefferson City, MO 65102

001643000
Date Filed: 1/26/2022
John R. Ashcroft
Missouri Secretary of State

Articles of Incorporation

Article One

The name of the corporation is: Critical Mineral Recovery, Inc.

Article Two

The registered agent's name is: C T CORPORATION SYSTEM

The address, including street and number for the registered agent's office in the state of Missouri is:
(PO Box may only be used in addition to a physical street address)

Street Address	City	State/Zip
120 S Central Ave	CLAYTON	MO 63105

Article Three
(Must complete 1 or 2)

1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par valued DOES NOT exceed $30,000 please check this box: ☒

or

2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the share of each class:

Article Four

The name and physical business or residence address of each incorporator:

Name	Address	City/State/Zip
Jochens, William G.	[***]	[***]

(*Please see next page*)

Name and address to return filed document:

Name: Debbie Spaethe

Address: [***]

City, State, and Zip Code:

Article Five

The date the corporation is to continue or perpetual: (Please select one)

☒ Perpetual *(check box)* *or* State number of years ______________________

Article Six

The corporation is formed for the following lawful purpose(s):

To engage in any lawful activity for which a corporation may be organized under The General and Business Corporation Law of Missouri.

Article Seven

☐ The number of directors to constitute the board of directors: ______________________ (optional)

The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:

____

(Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true and correct:
(*The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)*

Signature of Incorporator(s)	Printed or Typed Name of Incorporator	Date of Signature
William G. Jochens	WILLIAM G. JOCHENS	01/26/2022

STATE OF MISSOURI

John R. Ashcroft
Secretary of State

CERTIFICATE OF INCORPORATION

WHEREAS, Articles of Incorporation of

Critical Mineral Recovery, Inc.
001643000

have been received and filed in the Office of the Secretary of State, which Articles, in all respects, comply with the requirements of General and Business Corporation Law.

NOW, THEREFORE, I, JOHN R. ASHCROFT, Secretary of State of the State of Missouri, do by virtue of the authority vested in me by law, do hereby certify and declare this entity a body corporate, duly organized this date and that it is entitled to all rights and privileges granted corporations organized under the General and Business Corporation Law.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 26th day of January, 2022.

Secretary of State